UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2026

VistaOne, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56714	33-1386882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, 20th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 765-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2026, a subsidiary of VistaOne, L.P. (the “Fund”) entered into a revolving credit agreement (the “Agreement”) pursuant to which the Lenders (as defined below) under the Agreement agreed to provide loans with aggregate initial commitments of up to $181.25 million consisting of (i) Tranche A commitments in an aggregate principal amount of $145 million and (ii) Tranche B commitments in an aggregate principal amount of $36.25 million. The Tranche A commitments are committed, while the Tranche B commitments are uncommitted and loans thereunder may be made by the Lenders (as defined below) in their sole and absolute discretion, in each case, subject to customary conditions. The maximum aggregate Tranche A and Tranche B commitments under the Agreement are $250 million and may be increased by up to an additional $250 million, subject to certain conditions. The Borrower’s aggregate commitments under the Agreement are subject to reallocation with a parallel credit facility entered into concurrently by an affiliate borrower that co-invests alongside the Fund in substantially similar portfolio investments, subject to consent of the borrowers under both facilities and the applicable administrative agents, as well as certain other conditions being met as set forth in the Agreement. The Borrower may not incur new Tranche A or Tranche B loans in excess of the applicable loan to value ratio (which may be between 10% and 15%) and must maintain a loan to value ratio of not more than 20% (or 25% under certain circumstances), where “value” equals the sum of the net asset values of Eligible Investments (as defined in the Agreement), adjusted for certain concentration limits and including certain other items specified therein.

The parties to the Agreement include VistaOne DE SPV, L.P., a Delaware limited partnership which is a subsidiary of the Fund, as borrower (the “Borrower”), with VistaOne DE SPV GP, LLC, a Delaware limited liability company as general partner of the Borrower, Goldman Sachs Bank USA, as administrative agent and calculation agent (in such capacity, the “Administrative Agent”) and as a lender (together with certain other lenders from time to time party thereto (collectively, the “Lenders”)) and The Bank of New York Mellon, as collateral agent (the “Collateral Agent”). The Agreement matures on March 31, 2029, subject to two one-year extension options requiring the consent of the Administrative Agent and the Lenders and the satisfaction of certain customary conditions.

Borrowings under the Agreement bear interest at a rate equal to the (i) three-month term Secured Overnight Financing Rate (“SOFR”) plus a spread from 3.00% to 3.30% per annum based on the number of unique Eligible Investments held indirectly by the Borrower (the “Applicable Margin”), or (ii) Base Rate (as defined in the Agreement) plus the Applicable Margin reduced by 1.00%. The Borrower is required to pay a commitment fee on the average daily unused amount of the Tranche A commitments at a rate of 0.65% per annum, payable quarterly in arrears.

The Borrower may use the proceeds of loans for any purpose permitted by the Constituent Documents (as defined in the Agreement) of the Fund and the Borrower, including to (i) fund the equity portion of the purchase price of Portfolio Investments (as defined in the Agreement), (ii) fund Distributions (as defined in the Agreement), and (iii) pay fees, costs and expenses incurred in connection with any of the foregoing or the transactions contemplated by the Agreement.

The Borrower’s obligations under the Agreement are secured by, among other assets of the Borrower, the Borrower’s cash, deposit and securities accounts, economic and beneficial interest in, and right to receive Distributions (as defined in the Agreement) in respect of the Portfolio Investments, and Proceeds (as defined in the Agreement) of the foregoing. The Collateral Agent holds such security interests for the benefit of the Lenders and other secured parties. The Fund has also provided a limited guaranty covering certain specified obligations of the Borrower, including those arising from fraud, willful misconduct, misappropriation, voluntary bankruptcy and certain other specified events as set forth in the Agreement.

The Agreement contains customary representations and warranties, events of default, cash sweep events, and affirmative and negative covenants. Under the Agreement, the Borrower will bear customary expenses for a credit facility of this size and type, including closing fees, arrangement fees, administration fees, and unused fees.

None of the Lenders, the Administrative Agent, the Collateral Agent, or any of their assignees shall have any recourse to any investor in the Fund or any of their respective assets for any indebtedness or other monetary obligation incurred under the Agreement.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As of April 1, 2026, the Fund sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $0.1 million.

The following table provides details on the Units sold by the Fund to third-party investors:

Class	Number of Units Sold(1)	Aggregate Consideration(1)
Class R	4,110	$102,750

(1)
Unit and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), including Regulation D and Regulation S thereunder. Units presented above were sold to third-party investors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Credit Agreement, dated as of March 31, 2026, among VistaOne DE SPV, L.P., as borrower, VistaOne DE SPV GP, LLC, as borrower general partner, Goldman Sachs Bank USA, as administrative agent, calculation agent and as a lender, together with lenders from time to time party thereto, and The Bank of New York Mellon, as collateral agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaOne, L.P.

Date: April 6, 2026	By:	/s/ Heather Wilkins
	Name:	Heather Wilkins
	Title:	Principal Financial Officer and Principal Accounting Officer